UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

Rio Vista Energy Partners L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 E. Alton Gloor Blvd., Suite J Brownsville, Texas	78526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2008, Rio Vista Penny LLC (“Rio Vista Penny”), an indirect, wholly-owned subsidiary of Rio Vista Energy Partners L.P. (“Rio Vista”), entered into a First Amendment To Note Purchase Agreement (“First Amendment”) with TCW Asset Management Company (“TAMCO”) as agent and TCW Energy Fund X investors as holders (the “TCW Noteholders”) (TAMCO and the TCW Noteholders collectively, “TCW”) in connection with a first lien senior credit facility (the “TCW Credit Facility”) between TCW and Rio Vista Penny.

In addition, on Septembe 29, 2008, in connection with the TCW Credit Facility, Rio Vista Penny, Rio Vista, Rio Vista Operating LLC (“Rio Operating”) and TAMCO entered into an Amended and Restated Management Services Agreement (“Amended MSA”).

Under the terms of the First Amendment, TCW agreed to fund Rio Vista Penny an additional $1,000,000 under the TCW Credit Facility for certain approved plan of development costs as described in the First Amendment. In addition, under the terms of the First Amendment, the interest rate under the TCW Credit Facility increased from 10.5% per annum to 12.5% per annum beginning July 1, 2008. The interest rate will revert back to 10.5% per annum beginning January 1, 2009, provided that Rio Vista Penny delivers to TCW an Effective Rate Certificate, as defined under the First Amendment, which among other things certifies that no default exists under the TCW Credit Facility and that the collateral coverage ratio, as defined under the TCW Credit Facility, is at least 1.5 to 1.0 as of the applicable date based on the results of a engineering report dated as of November 1, 2008. Under the terms of the First Amendment, TCW agreed to change the period for which a notice to demand repayment from Rio Vista Penny of up to $2,200,000 of indebtedness under the TCW Credit Facility from May 19, 2008 to January 1, 2009 and Rio Vista Penny also agreed to extend the demand repayment option on the $2,200,000 through the date of maturity of the TCW Credit Facility. In addition, under the terms of the First Amendment, TCW has agreed to waive other defaults identified in the First Amendment which either occurred and/or were existing prior to the date of the First Amendment.

Under the terms of the Amended MSA, Rio Operating, a subsidiary of Rio Vista was named as manager of the Oklahoma properties, replacing Northport Production Company, an Oklahoma corporation, which was previously named as manager under the original management services agreement.

The TCW Credit Facility is a $30,000,000 senior secured credit facility available to Rio Vista Penny with a maturity date of August 29, 2010. The interest rate currently is 12.5% (see above), increasing to 14.5% if there is an event of default. Payments under the TCW Credit Facility are interest-only until December 29, 2008. The TCW Credit Facility carries no prepayment penalty. Rio Vista ECO LLC (an indirect, wholly-owned subsidiary of Rio Vista and the direct parent of Rio Vista Penny and Rio Vista GO), Rio Vista GO, GO and MV Pipeline Company have each agreed to guarantee payment of the Notes payable to investors under the TCW Credit Facility.

Rio Vista Penny and Rio Vista GO, which hold the Oklahoma Assets, and Rio Vista ECO, are prohibited from making upstream distributions to Rio Vista until November 30, 2008. Thereafter, upstream distributions to Rio Vista not in excess of 75% of quarterly cash flow are permitted subject to certain conditions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of September 29, 2008, Rio Vista Penny entered into the First Amendment to the TCW Credit Facility described in Item 1.01 of this report. The TCW Credit Facility is a $30,000,000 senior secured credit facility available to Rio Vista Penny with a maturity date of August 29, 2010. The total amount outstanding under the facility is $24,700,000. The TCW Credit Facility is secured by a first lien on all of the Oklahoma Assets and associated production proceeds. The current interest rate is 12.5%, increasing to 14.5% if there is an event of default. Payments under the TCW Credit Facility are interest-only until December 29, 2008. The TCW Credit Facility carries no prepayment penalty. At any time during the period from January 1, 2009 through the maturity date of the TCW Credit Facility, TCW has the right to demand payment of $2,200,000 of debt. Rio Vista Penny and Rio Vista GO, which hold the Oklahoma Assets, and Rio Vista ECO, are prohibited from making upstream distributions to Rio Vista until November 30, 2008. Thereafter, upstream distributions to Rio Vista not in excess of 75% of quarterly cash flow are permitted subject to certain conditions. Rio Vista ECO, Rio Vista GO, GO and MV Pipeline Company have each agreed to guarantee payment of the Notes payable to investors under the TCW Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its
General Partner

	By:	/s/ Ian T. Bothwell

		Name:	Ian T. Bothwell
		Title:	Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)

Date: October 3, 2008